Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

OvaScience Appoints Mary Fisher to Company’s Board of Directors

CAMBRIDGE, Mass., June 11, 2013 — OvaScienceSM, (NASDAQ: OVAS), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, announced today the appointment of Mary Fisher, President and Chief Executive Officer of Colorescience, to its Board of Directors.

“Mary understands how to commercialize consumer health care products, and we are fortunate to have her join our Board at a time when we are planning for the launch of our first product to treat female infertility,” said Michelle Dipp, M.D., Ph.D., Chief Executive Officer of OvaScience.  “She also shares our commitment to educate and advocate for the unmet needs of patients.  We look forward to Mary’s contributions as we work together to bring new treatment options to the growing number of women who struggle with infertility.”

Ms. Fisher brings more than 25 years of experience in the pharmaceutical and biotechnology industries.  Ms. Fisher currently serves as Chief Executive Officer and Director at Colorescience, a former division of SkinMedica, Inc., where she served as Chief Executive Officer from 2008 until 2012, when she led the successful sale of the company to Allergan, Inc. for $375 million.  Prior to joining SkinMedica, Ms. Fisher was the Chief Operating Officer of Acorda Therapeutics, a biotechnology company focused on developing products for the treatment of central nervous system disorders.  There, she helped execute the company’s restructuring, initial public offering and a $50 million acquisition that transitioned Acorda from a developmental platform to a commercial stage operation.  Ms. Fisher has served as a Pharmaceutical Consultant for companies such as Acorda Therapeutics and Roche Diagnostics and specialized in commercialization strategy, resource and outsource planning, pricing strategy and tactics, distribution planning, managed care contracting and forecasting.  Previously, she held the role of Vice President, Strategic Healthcare and Commercial Operations at Cephalon, Inc., and Manager, Communications at Immunex.  She currently serves as a Board Member of the Neuroscience Nursing Foundation and is a Member of the Women’s Dermatological Society and the Dermatology Foundation Leader’s Society.  Additionally, Ms. Fisher co-founded Ann Olsen Endowment, a cancer patient advocacy group, in 1987.

“OvaScience’s technology platform has the potential to generate new treatments — not only for women with infertility, but also for women who have no other options for preserving their future fertility, including those diagnosed with cancer,” said Ms. Fisher. “I am pleased to be joining the Board and working with OvaScience management to help these women start and grow their families.”

About OvaScience

OvaScience (NASDAQ: OVAS) is a life sciences company focused on the discovery, development and commercialization of new treatments for infertility.  The Company’s patented technology is based on the discovery of egg precursor cells (EggPCSM), which are found in the ovaries.  By applying proprietary technology to identify and purify EggPCs, AUGMENTSM aims to improve egg quality and increase the success of in vitro fertilization (IVF).  OvaScience’s team of scientists, physicians and advisers includes recognized leaders in the field of reproductive medicine. For more information, please visit www.ovascience.com.

Forward-Looking Statements

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development and planned launch of the Company’s product candidates, including AUGMENT. Any statements in this release about our strategy, plans, prospects and future expectations, financial position and operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “aim,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: our expectations regarding the regulatory approvals required for AUGMENT; the science underlying our two product candidates, which is unproven; our ability to obtain, maintain and protect intellectual property utilized by our products;  our ability to obtain additional funding to support our activities; our dependence on third parties; the successful development of, and ability to obtain regulatory approval for, our product candidates; our ability to commercialize our product candidates, including AUGMENT, on the timeline we expect, if at all; competition from others; and our short operating history; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K. The forward-looking statements contained in this press release reflect our current views with respect to future events.  We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Contact:

Theresa McNeely

EVP, Strategic Corporate Communications

OvaScience, Inc.

tmcneely@ovascience.com

617-299-7356